Exhibit J

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(l)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: February 20, 2007

LUMASENSE TECHNOLOGIES, INC.

By:	/s/ Vivek Joshi
Name:	Vivek Joshi
Title:	Chief Executive Officer

LUMASENSE LLC

By:	/s/ Vivek Joshi
Name:	Vivek Joshi
Title:	Chief Executive Officer